EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

Name	State (Country) of Incorporation
Administrative Services Group, Inc.	Kentucky
Advanced Insurance Coverages, Inc.	Florida
Artius, Inc.	Ohio
Avidyn Health, LLLP	Delaware
AVIDYN Holdings, Inc.	Delaware
Benefit Planners Limited, L.L.P.	Texas
Benesight.com, Incorporated	Delaware
BillMatrix Corporation	Delaware
BMC Government Services, Inc.	Delaware
BMC Processing, Inc.	Delaware
BMC Resources, Inc.	Delaware
BMC U.S., Inc.	Delaware
BP Inc.	Delaware
CareGain, Inc.	Delaware
Commonwealth Administrators, LLC	Kentucky
Cusick Enterprises Limited, L.L.P.	Texas
Cusick Management, LLC	Texas
Data-Chain Solutions, Inc.	Delaware
Data-Link Systems, LLC	Wisconsin
Del Mar Datatrac, Inc.	California
DirectComp Rx, Inc.	Delaware
EPSIIA Corporation	Texas
Fiserv (ASPAC) Pte. Ltd.	Singapore
Fiserv (Beijing) Technology Ltd.	China
Fiserv (Europe) Limited	United Kingdom
Fiserv Affinity, Inc.	Colorado
Fiserv Argentina S.R.L.	Argentina
Fiserv Australia Pty Limited	New South Wales
Fiserv Automotive Solutions, Inc.	Delaware
Fiserv BPI, Inc.	Texas
Fiserv Brokerage Services, Inc.	Colorado
Fiserv CIR, Inc.	Delaware
Fiserv Clearing, Inc.	Delaware
Fiserv Colombia Limitada	Colombia
Fiserv Connecticut Sub, Inc.	Connecticut
Fiserv Costa Rica, S.A.	Costa Rica
Fiserv Federal Systems, Inc.	Delaware
FIserv Fresno, Inc.	California
Fiserv FSC, Inc.	California
Fiserv Fulfillment Services, Inc.	Arizona
Fiserv Fulfillment Services, Inc.	Nevada
Fiserv Fulfillment Services, Inc.	Pennsylvania
Fiserv Fulfillment Services of Alabama, L.L.C.	Alabama
Fiserv Fulfillment Services of Maryland, Inc.	Maryland
Fiserv Fulfillment Services South, Inc.	Florida
Fiserv Fulfillment Services Title Agency, Inc.	Ohio
Fiserv Global Services, Inc.	Delaware
Fiserv Health, Inc.	Delaware
Fiserv Health Plan Administrators, Inc.	Delaware
Fiserv India Private Limited	India
Fiserv InsureWorx, Inc.	Delaware
Fiserv International (Barbados) Limited	Barbados

Name	State (Country) of Incorporation
Fiserv Mexico S.A. de C.V.	Mexico
Fiserv PAR, Inc.	Wisconsin
Fiserv Polska Sp. z.o.o.	Poland
Fiserv Puerto Rico, Inc.	Puerto Rico
Fiserv Solutions, Inc.	Wisconsin
Fiserv Solutions of Australia Pty Ltd.	Victoria
Fiserv Solutions of Canada Inc.	Ontario
Fiserv Worldwide Solutions, Inc.	Delaware
Fiserv Trust Company	Colorado
Harrington Benefit Services, Inc.	Delaware
ICS (Australia) Pty Ltd.	Australia
ICS Pty Ltd.	Australia
ILS Services, LLC	Delaware
ILS Title Agency, LLC	Delaware
ILS Title Agency of Alabama, LLC	Alabama
IMS Direct, Inc.	Florida
Information Technology, Inc.	Nebraska
Inlaw Two Hundred and Twenty Nine Limited	United Kingdom
Innovative Cost Solutions, LLC	Illinois
Innoviant, Inc.	Delaware
Innoviant Pharmacy, Inc.	Pennsylvania
Insurance Education Institute, Inc.	North Carolina
Insurance Management Solutions, Inc.	Florida
Insurance Management Solutions Group, Inc.	Florida
Insurance Wholesalers Insurance Services, Inc.	California
InsureWorx, Inc.	Delaware
Interactive Technologies, Inc.	New Jersey
ITI of Nebraska, Inc.	Nebraska
J.O. One, Ltd	Texas
J.W. Hutton, Inc.	Iowa
Jerome Digital Communications, L.L.C.	Missouri
Jerome Group, L.L.C.	Missouri
National Flood Services, Inc.	Montana
P2P Link, LLC	Delaware
PhysicianServ, Inc.	Delaware
ppoOne, Inc.	Delaware
Precision Computer Systems, Inc.	South Dakota
Precision Direct, Inc.	Washington
PT Fiserv Indonesia	Indonesia
RegEd Inc.	North Carolina
REH Agency, Inc.	Ohio
ReliaQuote, Inc.	Virginia
RemitStream Solutions, LLC	Delaware
Results International Systems, Inc.	Ohio
RL Reserve, Inc.	Colorado
RSA Mortgage Solutions, Inc.	Delaware
RSA Solutions, Inc.	Delaware
Sheridan RE, Inc.	Arizona
TelePay, Inc.	Texas
Third Party Solutions, Inc.	Delaware
Trust Industrial Bank	Colorado
USERS Incorporated	Maryland
Wausau Disability Benefits, Inc.	Delaware
WG ICS Pty Ltd.	Australia
XP Systems Corporation	Minnesota